CONVERTIBLE DEBENTURE

          THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THIS CONVERTIBLE DEBENTURE MAY BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND ONLY IN STRICT COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.

$250,000                                                        March  30,  2001

     FOR VALUE RECEIVED, THE FEMALE HEALTH COMPANY, a Wisconsin corporation, promises to pay to the order of RICHARD E. WENNINGER, at 855 W. Dean Road, River Hills, WI 53211, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) on March 30, 2002.

The unpaid principal balance hereof shall bear interest, payable quarterly on June 30, September 30 and December 31, commencing June 30, 2001, and at maturity, computed at a rate equal to 12% per annum. If the holder elects, such interest shall be payable in shares of The Female Health Company's Common Stock, valued at a price per share equal to the average last sale price of a share of such Common Stock for the five trading days ending on the trading day prior to the interest payment date. Principal of and interest on this Convertible Debenture shall be payable in lawful money of the United States.

     All interest payable on this Convertible Debenture shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 365. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the State of Wisconsin, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest on this Convertible Debenture.

This Convertible Debenture is convertible into shares of The Female Health Company's Common Stock at the election of the holder hereof. To exercise that conversion right, the holder hereof must provide written notice to The Female Health Company indicating the amount of the Convertible Debenture to be converted into Common Stock, which must be done in increments of at least $50,000 of principal unless The Female Health Company agrees otherwise. The

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Convertible  Debenture  is  convertible  into  Common Stock based on a per share price of the Common Stock equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the conversion notice is given to The Female Health Company (the "Conversion Price"), but in no event shall such Conversion Price be less than $0.50 or more than $1.00.

For purposes of determining the "market price" of the Common Stock, the price shall be determined as the average last sale price of a share of The Female Health Company's Common Stock for the five trading days ending on the day immediately prior to the date a notice of conversion is issued to The Female Health Company by the holder of this Convertible Debenture.

This Convertible Debenture may be repaid, in whole or in part, at any time without penalty; provided, however, that before any payment, including a payment at maturity, The Female Health Company must first give the holder written notice of its intention to repay the Convertible Debenture and the holder shall have a period of ten days to decide whether to accept such payment or convert the principal and interest in accordance with the terms hereof, into Common Stock.

If (a) any payment of principal or interest is not made within five business days after The Female Health Company is given written notice of such failure to make a required payment; or (b) the undersigned becomes the subject of bankruptcy or insolvency proceedings which are not dismissed within 30 days of filing, the unpaid balance of this Convertible Debenture shall, at the option of the holder and without notice, mature and become immediately payable.

                              THE  FEMALE  HEALTH  COMPANY


                              By:  /s/  O.B.  Parrish
                                 ----------------------------------------
                                 O.B.  Parrish,  Chairman  of  the  Board
                                      and  Chief  Executive  Officer


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